Exhibit 10.54

Execution Counterpart

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment”) is entered into as of December 23, 2011, by and among The Princeton Review, Inc. (“TPR”), Penn Foster, Inc. (“PG”; and together with TPR, each individually a “Borrower” and collectively, the “Borrowers”), the Guarantors party hereto, the Lenders (as defined below) party hereto, and General Electric Capital Corporation (“GE Capital”), as Administrative Agent and Collateral Agent for the Lenders and the L/C Issuers (in such capacity, the “Administrative Agent”).

RECITALS

A. Borrowers, the other Loan Parties signatory thereto, the Lenders signatory thereto from time to time and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of August 6, 2010, as amended by that certain First Amendment to Credit Agreement, dated as of March 9, 2011, as amended by that certain Second Amendment to Credit Agreement, dated as of November 9, 2011 (as amended, the “Credit Agreement”).

B. Borrowers have requested that the Lenders amend the Credit Agreement in certain respects and the Required Lenders have agreed to amend the Credit Agreement, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

A. AMENDMENTS

1. Amendment to Section 1.1. Section 1.1 of the Credit Agreement is amended by replacing the definition of “Senior Subordination Agreement” in its entirety with the following:

“Senior Subordination Agreement” means the Amended and Restated Subordination Agreement, dated as of November 9, 2011, by and among the Administrative Agent and the holders of the Senior Subordinated Notes, and acknowledged and agreed to by the Loan Parties, as amended by that certain Amendment No. 1 to Amended and Restated Subordination Agreement, dated as December 23, 2011.

2. Amendment to Section 1.1. Section 1.1 of the Credit Agreement is further amended by inserting the following definitions in the appropriate alphabetical order:

“Falcon II Purchasers” has the meaning given to such term in the Fifth Amendment to Senior Subordinated Note Purchase Agreement.

“Fifth Amendment to the Senior Subordinated Note Purchase Agreement” means that certain Fifth Amendment to the Senior Subordinated Note Purchase Agreement, dated as of December 23, 2011, by and among TPR and the holders of the Senior Subordinated Notes.

“Senior Subordinated Note Holders’ Controlled Term A Account” means that certain deposit account of TPR with J.P. Morgan and numbered 428337153, which is subject to a deposit account control agreement in favor of the Falcon II Purchasers.

3. Amendment to Section 7.11. Section 7.11(a) of the Credit Agreement is hereby amended by replacing such section in its entirety with the following:

(a) Each Group Member (other than Excluded Foreign Subsidiaries) shall (i) deposit all of its cash in deposit accounts that are Controlled Deposit Accounts, provided, however, that each Group Member may maintain (A) zero-balance accounts for the purpose of managing local disbursements, (B) the letter of credit cash collateral accounts to the extent permitted pursuant to Section 8.1(b), (C) payroll, withholding tax and other fiduciary accounts and (D) the Senior Subordinated Note Holders’ Controlled Term A Account solely for the purposes and in the amounts set forth in the Fifth Amendment to Senior Subordinated Note Purchase Agreement, (ii) deposit all of its Cash Equivalents in securities accounts that are Controlled Securities Accounts, in each case except for cash and Cash Equivalents the aggregate value of which does not exceed $100,000 at any time and cash and Cash Equivalents permitted under Section 8.2(g).

4. Amendment to Section 8.2. Section 8.2 of the Credit Agreement is hereby amended by replacing clause (f) in its entirety with the following:

(f) Liens securing the Second Lien Bridge Loans and Liens of the Falcon II Purchasers on the Senior Subordinated Note Holders’ Controlled Term A Account;

B. CONDITIONS TO EFFECTIVENESS

Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and Borrowers shall have no rights under this Amendment, until the Administrative Agent shall have received each of the following:

(a) duly executed signature pages to this Amendment from the Required Lenders, Borrowers, the Administrative Agent and each Loan Party;

(b) a fully executed copy of the Fifth Amendment to the Senior Subordinated Note Purchase Agreement which shall be in full force and effect on the date hereof and shall be in form and substance reasonably satisfactory to the Administrative Agent;

(c) a fully executed copy of Amendment No. 1 to Amended and Restated Subordination Agreement, dated as December 23, 2011, which shall be in full force and effect on the date hereof and shall be in form and substance reasonably satisfactory to the Administrative Agent; and

(d) payment in full in cash of all reasonable and documented out-of-pocket fees and expenses of the Administrative Agent and the Lenders owing as of the date hereof, including all reasonable fees and expenses of counsel to the Administrative Agent and the Lenders.

C. REPRESENTATIONS

Each Loan Party hereby represents and warrants to the Lenders and Agent that:

1. The execution, delivery and performance by such Loan Party of this Amendment (a) are within such Loan Party’s corporate or similar powers and, at the time of execution hereof, have been duly authorized by all necessary corporate and similar action (including, if applicable, consent of holders of its Securities); (b) do not (i) contravene such Loan Party’s Constituent Documents, (ii) violate any applicable material Requirement of Law, (iii) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material Contractual Obligation of any Loan Party or any of its Subsidiaries (including other Related Documents or Loan Documents) other than those that would not, in the aggregate, have a Material Adverse Effect and are not created or caused by, or constitute a conflict, breach, default or termination or acceleration event under, any Loan Document or (iv) result in the imposition of any Lien (other than a Permitted Lien) upon any property of any Loan Party or any of its Subsidiaries; and (c) do not require any Permit of, or filing with, any Governmental Authority or any consent of, or notice to, any Person, other than (i) with respect to the Loan Documents, the filings required to perfect the Liens created by the Loan Documents, obtained or made, copies of which have been, or will be prior to the Second Amendment Effective Date, delivered to the Administrative Agent, and each of which on the Second Amendment Effective Date will be in full force and effect and (ii) those that, if not obtained, would not, in the aggregate, have a Material Adverse Effect.

2. This Amendment has been duly executed and delivered for the benefit of or on behalf of each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general.

3. Both before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.

D. OTHER AGREEMENTS

1. Continuing Effectiveness of Loan Documents. As amended hereby, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Loan Parties party thereto. To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby. Upon the effectiveness of this Amendment such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby.

2. Reaffirmation of Guaranty. Each Guarantor consents to the execution and delivery by Borrowers of this Amendment and the consummation of the transactions described herein, and ratifies and confirms the terms of the Guaranty to which such Guarantor is a party with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of Borrowers to the Lenders or any other obligation of Borrowers, or any actions now or hereafter taken by the Lenders with respect to any obligation of Borrowers, the Guaranty to which such Guarantor is a party (i) is and shall continue to be a primary obligation of such Guarantor, (ii) is and shall continue to be an absolute, unconditional, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of any Guarantor under the Guaranty to which such Guarantor is a party.

3. Acknowledgment of Perfection of Security Interest. Each Loan Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

4. Effect of Agreement. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrowers to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

6. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement and the other Loan Documents or an accord and satisfaction in regard thereto.

7. Costs and Expenses. Borrowers agree to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable and documented out-of-pocket costs expenses of outside counsel for Agent with respect thereto.

8. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission, Electronic Transmission or containing an E-Signature shall be as effective as delivery of a manually executed counterpart hereof.

9. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns

10. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

11. Release. Each Loan Party hereby releases, acquits, and forever discharges Agent and each of the Lenders, and each and every past and present subsidiary, affiliate, stockholder, officer, director, agent, servant, employee, representative, and attorney of the Administrative Agent and the Lenders, from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including reasonable attorneys’ fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, which such Loan Party may have or claim to have now or which may hereafter arise out of or connected with any act of commission or omission of the Administrative Agent or the Lenders existing or occurring prior to the date of this Amendment or any instrument executed prior to the date of this Amendment including, without limitation, any claims, liabilities or obligations arising with respect to the Credit Agreement or the other of the Loan Documents, other than claims, liabilities or obligations caused by the Administrative Agent’s or any Lender’s own gross negligence or willful misconduct. The provisions of this paragraph shall be binding upon each Loan Party and shall inure to the benefit of the Administrative Agent, the Lenders, and their respective heirs, executors, administrators, successors and assigns.

12. Consent. Each Lender executing this Amendment hereby authorizes the Administrative Agent to execute and deliver the Amendment No. 1 to Amended and Restated Subordination Agreement, in substantially the form attached hereto as Exhibit A.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWERS:

THE PRINCETON REVIEW, INC., AS A BORROWER

By:	/s/ Christian G. Kasper
Name: Christian G. Kasper
Title: EVP and CFO

PENN FOSTER, INC., AS A BORROWER

By:	/s/ Christian G. Kasper
Name: Christian G. Kasper
Title: Vice President and Treasurer

OTHER LOAN PARTIES:

PRINCETON REVIEW OPERATIONS, L.L.C. AS GUARANTOR

By:	/s/ Christian G. Kasper
Name: Christian G. Kasper
Title: Vice President and Treasurer

THE PRINCETON REVIEW OF ORANGE COUNTY, LLC AS GUARANTOR

By:	/s/ Christian G. Kasper
Name: Christian G. Kasper
Title: Vice President and Treasurer

PENN FOSTER EDUCATION GROUP, INC. AS GUARANTOR

By:	/s/ Christian G. Kasper
Name: Christian G. Kasper
Title: Vice President and Treasurer

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

ADMINISTRATIVE AGENT:

GENERAL ELECTRIC CAPITAL
CORPORATION, as Administrative Agent and Lender

By:	/s/ Laura S. DeAngelis
Its Duly Authorized Signatory

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

Fifteenth Investment Sponsor Limited, as a Lender
By: General Electric Capital Corporation, as Servicer

By:	/s/ Laura S. DeAngelis
Name: Laura S. DeAngelis
Title: Duly Authorized Signatory

TD BANK, N.A., as Lender

By:
Name:
Title

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]